UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 16, 2017

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2017, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Moultrie, Georgia. At the Annual Meeting, there were present in person or by proxy 33,428,074 shares of the Company’s common stock, representing 90.03% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders (1) elected three members to the Board of Directors of the Company, (2) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2017 and (3) approved the Company’s executive compensation on an advisory basis.  Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 3, 2017. The voting results for each proposal are as follows:

1.	The following director nominees were elected by a plurality vote to serve as Class II directors until the annual meeting to be held in 2020:

Nominee	For	Authority Withheld	Broker Non-Votes
William I. Bowen, Jr.	28,258,772	973,451	4,195,851
Robert P. Lynch	27,442,955	1,789,268	4,195,851
Elizabeth A. McCague	28,264,092	968,131	4,195,851

2.	Ratification of the appointment of Crowe Horwath LLP, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017 by a vote of 32,596,669 for, 15,669 against, 815,736 abstaining and 0 broker non-votes.

3.	Approval of the Company’s executive compensation on an advisory basis by a vote of 27,279,711 for, 1,261,644 against, 690,868 abstaining and 4,195,851 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: May 16, 2017